EXHIBIT 21

                           Subsidiaries of Registrant


                                                                                 State of
                                                                               Incorporation
                                                       Percentage of                or
       Parent                  Subsidiary                Ownership             Organization
---------------------- --------------------------- -------------------- -----------------------

St. Landry Financial      First Federal Savings
Corporation               and Loan Association
                          of Opelousas                     100%                   Federal
